Exhibit 16.1
(PwC Letterhead)
October 17, 2006
Securities and Exchange Commission
150 Fifth Street, N. E.
Washington D.C. 20549-7561
Commissioners:
We have read the statements made by Veraz Networks, Inc. included in the section entitled “Change In Accountants” (copy attached), which we understand will be filed with the U.S. Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Veraz Networks, Inc. We agree with the statements concerning our Firm in the section entitled “Change In Accountants” in such Form S-1.

Very truly yours,

/s/	PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP